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                                                                   EXHIBIT 10.11








                                 AQUA-CHEM, INC.

                       EXECUTIVE MANAGEMENT INCENTIVE PLAN




                             SUBMITTED:  /s/ J.A. Miller           11/11/96
                                         ---------------           --------
                                         J.A. Miller                Date
                                         President & CEO


                             APPROVED:   /s/ P. Babin              15/11/96
                                         ---------------           --------
                                         P. Babin                   Date
                                         Director & Chairman
                                         Compensation Committee


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                                                                   EXHIBIT 10.11





EXECUTIVE MANAGEMENT INCENTIVE PLAN


PURPOSE

The purpose of the Executive Management Incentive Plan (EMIP) is to focus the Aqua-Chem, Inc. senior management team on achieving the strategic business plans and financial performance goals of the Company so that our shareholders investment will grow. In addition, the plan should encourage officers and key employees of superior competence to remain in the employ of the Company and contribute to the Company's long-term business strategies.

PLAN DESIGN

This plan is based on the concept of continuous economic improvement. The focus of this concept is creating economic value for our shareholder and earning appropriate Return on Equity (ROE) on a sustained basis. Each year a separate Three-Year EMIP is approved by the board covering senior managers accountable for planning and executing Aqua-Chem, Inc. strategic initiatives. This sustained financial improvement will result in financial reward to the executive and enhanced return to our shareholders.

RESPONSIBILITY

The Administrative Committee will be responsible for the administration of the plan, subject to the review and final approval by the Compensation Committee of the Board of Directors. Included in this responsibility will be the selection of participants, setting of individual incentive opportunity, financial targets, and the evaluation of the performance of the participants.

PARTICIPATION

Participation will be limited to senior level executives and officers of the Company. Key executives who join the company will generally not be eligible to participate until completing one full 3 year period.

Employees who terminate during the period will not participate in the year end incentive and will not receive further payments under the Plan.



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                                                                   EXHIBIT 10.11





                       EXECUTIVE MANAGEMENT INCENTIVE PLAN


INDIVIDUAL INCENTIVE OPPORTUNITY

Individual Incentive Opportunity will be set by the company and approved by the Compensation Committee of the Board of Directors. Target incentive opportunity will be expressed as a percent of a participants current years salary Grade Mid-point. These opportunities range from 10% to 50% of Mid-point at targeted levels of performance. In establishing the incentive opportunity consideration is given but not limited to position, salary grade overall responsibilities, market information and other incentive opportunity.

Participants will have the potential to earn a lessor or greater amount based on corporate performances relative to ROE targets.


AWARD CRITERIA

RETURN ON EQUITY (ROE)

Cash flow is our most critical measurement influencing management decisions. However, we believe ROE to be the best single accounting-based measure of long-term Company performance and it is the most commonly used measure from a shareholder perspective.

A target award opportunity will be established for the Company based on ROE. At the start of each three-year period, the Company establishes what the target will be at various average three-year ROE performance levels.

The three year plan requires ROE to average 8.6% or higher before any award is provided. A three year average ROE perforemance of 8.6% approximates the 50th percentile among the peer group and warrents a 50% of incentive opportunity payout.

"Threshold" represents the minimum performance results that must be reached in order to trigger in incentive awards. "Goal" or target represents desired performance results for ROE.

Award opportunities as a percent of the ROE target will be as follows:

Threshold        Target         Maximum
   50             100             150



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                                                                   EXHIBIT 10.11

                       EXECUTIVE MANAGEMENT INCENTIVE PLAN


CALCULATING THE AWARD

Following completion of the three year period the average ROE will be calculated. This average ROE will be compared to the target ROE for the applicable three year period to determine the percent ROE target achieved.

The calculated award is the product of the individuals salary mid-point x incentive opportunity x the percent ROE target achieved.

Example of award calculation and assumptions:


==================================================================================================
Title                      Grade
--------------------------------------------------------------------------------------------------
Grade Mid-Point                                            $_____________
--------------------------------------------------------------------------------------------------
Participation Rate                                         ____________%
(Incentive Opportunity)
--------------------------------------------------------------------------------------------------
Three-Year Avenge ROE                                      ____________% Three Year Period _______
(Target Achieved)
--------------------------------------------------------------------------------------------------
Award Calculation:                                         $____________ Mid-Point
                                                           ____________% Participation Rate
                                                           ____________% Three-Year Average
                                                                         ROE
                                                           $____________ =Award
==================================================================================================

AWARD PAYMENT

Awards will be paid out in equal payments during the subsequent three year period. In other words, the total award amount will be multiplied by 1/3 and paid out in three equal payments during the three year period following the last calendar year of the applicable period.

OTHER DETAILS

Earned incentive payments will be made on or about the end of the first quarter, following the calender year of performance measurement. The Company may delay or modify the manner in which payments are made in the event immediate payment is not practicable. All payments will be made in cash with appropriate deductions for social security, federal, state, local income taxes, other applicable payroll deductions and 401(K). The Company reserves the right to make adjustments in awards based on extenuating circumstances. In the event of modification and/or termination of the Plan

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                                                                   EXHIBIT 10.11





during the year, the Company, in its sole discretion, will determine and pay pro-rata incentive payments.

An employee's incentive payment will be considered eligible compensation. This compensation will be eligible for the 4% Retirement Plan contribution, provided the employee otherwise qualifies for a Retirement Plan contribution.

While the Company expects this Plan to be permanent, it retains the right the right to amend, modify, or terminate the Plan, or any provision of the Plan, at any time upon notification to affected employees. There are no guarantees that the incentive Plan will forever remain in effect. Participation in the plan shall constitute no vested right, and participation shall be determined each year.

The Administrative Committee (comprised of the Corporate President & CEO, Chief Financial Officer, and the Vice President of Human Resources) has final discretionary authority to interpret the Plan, to determine eligibility for participation and entitlement to benefits and to resolve all issues with respect to administration of the Plan subject to the review and final approval by the Compensation Committee of the Board of Directors.

Employees who terminate due to retirement, death, or specific written agreement will participate in that year/period award payment, if any, on a pro-rated basis and will be eligible for any remaining prior period payments earned under the Plan.






                       EXECUTIVE MANAGEMENT INCENTIVE PLAN


DEFINITIONS

For the purposes of this plan, the following definitions shall apply:

1)       Return On Equity (ROE) =                   Net Income
                                            ----------------------------
                                            Average Shareholders' Equity

         Net Income and Shareholders' Equity are calculated as defined under Generally Accepted Accounting Principles. Average Shareholders' Equity represents the 12 month average for the year.


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                                                                   EXHIBIT 10.11


2) Eligible Compensation - Wages eligible for the 4% Retirement Plan contribution. Eligible wages include wages, salary, bonuses, commissions, and overtime pay. Eligible wages are not reduced by employee contributions made to the 401(K) Plan and/or applied to the cost of health insurance under the employee salary reduction plan pursuant to Section 125 of the Internal Revenue Code.

3) The ROE calculation excludes the effect of non-budgeted, discontinued operations, extraordinary, unusual infrequent items, as deemed appropriate by the Company.






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